Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Carver Bancorp, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 29, 2021, relating to the consolidated financial statements of Carver Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

September 15, 2021